Exhibit 99.1

KEYSPAN                                                                    NEWS
--------------------------------------------------------------------------------
KeySpan Corporation                                        For Immediate Release


Contacts:  Investors                                            Media Relations
           George Laskaris
           718.403.2526                                         718.403.2503


                  KeySpan Announces Strong 2nd Quarter Results
                  --------------------------------------------
KeySpan/National Grid Transaction Receives Hart Scott Rodino and CFIUS Clearance

Brooklyn, New York, August 3, 2006 - KeySpan Corporation (NYSE: KSE) announced consolidated earnings of $49.4 million or $0.28 per share for the second quarter of 2006, as compared to $16.2 million or $0.10 per share for the same period last year. These favorable results reflect higher operating income from the gas distribution segment, as well as lower financing and tax expenses.

For the six month period ended June 30, 2006, KeySpan reported consolidated earnings of $257.4 million or $1.47 per share, compared to $250.6 million or $1.51 per share for the same period last year. These year-to-date results reflect increased electric operating income as well as the lower financing and tax expenses noted above, partially offsetting the impact on operating results of the very warm weather experienced during the first quarter of this year in the gas distribution segment.

Discontinued operations reflected a loss of $1.8 million or $0.01 per share for the three and six months ended June 30, 2005, respectively as a result of the sale of KeySpan's mechanical contracting business during the first half of 2005.

"I am particularly pleased with the solid performance of our core gas distribution business. The Company continues to add new gas customers in all our service territories. In spite of the current relatively high gas price environment, we are on track to achieving our new customer growth in the gas business, with a goal for 2006 of close to $50 million in new gross profit margin," said Robert B. Catell, KeySpan Chairman and Chief Executive Officer. "Our electric business is in top form and ready to meet the ever increasing electric demand experienced by both Long Island and New York City. Our financial condition remains strong with a 47.3% debt to total capitalization ratio".

The previously announced acquisition of KeySpan by National Grid continues to move forward as the required federal and state regulatory filings and approvals are progressing. KeySpan and National Grid filed a joint merger application with the Federal Energy Regulatory Commission on May 25th. The companies also cleared review by the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act on July 10 and the Committee of Foreign Investment in the United States (CFIUS) on July 12. In addition, the merger approval request and long term rate plans for KeySpan's two New York gas distribution utilities were filed with the New York Public Service Commission on July 20 which would provide more than $500 million in savings to New York City, Long Island and upstate customers. Filings with the New Hampshire Public Utilities Commission and the State of New Jersey Board of Public Utilities are expected in the next several weeks.

"I am pleased with the progress made by KeySpan and National Grid on the transaction as we have received several approvals and have submitted additional filings," said Mr. Catell. "The integration process commenced in April and both companies are working well together to realize the potential of this transaction. We will work very closely with the state regulatory commissions to receive approval for this transaction which will provide substantial benefits to our customers and investors. We look forward to completing the transaction next year."

Segment Highlights
Results in 2006 and 2005 are reported on an Operating Income basis as follows:

-------------------------------------------------------------------------------------------------------------------
                                                                   2nd           2nd          YTD          YTD
           Operating Income / (Loss) [$ millions]                Quarter       Quarter       2006         2005
           --------------------------------------                  2006          2005
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Gas Distribution                                                      39.5          30.4        376.0        422.3
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Electric Services                                                     62.4          65.7        127.3        116.7
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Energy Investments                                                     3.7           5.5          6.7         11.9
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Energy Services                                                        2.0         (2.8)          1.6        (5.6)
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Total Operating Segments                                             107.6          98.8        511.6        545.3
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Other                                                                (0.1)           4.4       (15.0)        (3.4)
                                                                     -----           ---       ------        -----
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Total Operating Income                                               107.5         103.2        496.6        541.9
-------------------------------------------------------------- ------------ ------------- ------------ ------------

Operating income for the second quarter of 2006 increased $4.3 million or approximately 4%, to $107.5 million, compared to 2005. These results primarily reflect higher earnings from the gas distribution segment from higher net revenues, offset by lower capacity and energy margins at the Ravenswood plant in the electric business. For the first half of 2006, operating income decreased $45.3 million or 8%, to $496.6 million, compared to $541.9 million for the same period last year. The main driver of this decrease was the gas distribution business, which was impacted by the unusually warm weather in the first quarter. This was partially offset by the electric segment which benefited from a financial capacity swap gain. Both the quarter and year to date results also benefited from enhanced profitability in the Energy Services segment.

Key Operating Income Drivers by Segment

o The Gas Distribution segment, which serves New York City, Long Island and New England, reported second quarter operating income of $39.5 million, an increase of $9.1 million over the same period last year, benefiting from increased net gas revenues and improved pricing in the temperature control market.

     Year-to-date results of $376 million were $46.3 million lower than last year, due to weather in the first quarter which was 15% warmer than last year, substantially higher gas prices and higher operating expenses. In spite of these conditions, the Company continued to add customers in the first half of 2006 as KeySpan completed approximately 19,000 gas installations, consistent with plan, which should add approximately $19 million in new gross profit margin. Net revenues for the year decreased $33 million, as the favorable impact of load growth additions was more than offset by lower usage per customer resulting from the warm weather and higher gas prices. The favorable operating results from the second quarter partially offset the impact of weather in the first quarter. In addition, operating expenses increased $13.5 million, primarily due to higher employee benefit related expenses and a larger provision for uncollectible accounts driven by the impact of higher gas prices.

o The Electric Services segment owns and operates generation in the New York City and Long Island "load pockets" and manages the Long Island Power Authority's transmission and distribution system under long-term contracts. This segment reported operating income of $62.4 million for the second quarter, a decrease of $3.3 million, due primarily to lower net energy and capacity revenues from the Ravenswood generating plant, resulting primarily from new generating capacity added in New York City. Earlier in the year, KeySpan entered into a fixed for float unforced capacity financial swap with Morgan Stanley for a three year period, which is settled on a monthly basis. KeySpan realized a gain of $17.7 million on this swap transaction for the quarter, which is reflected in the results for this segment.

     Year-to-date results of $127.3 million were $10.6 million higher than the same period last year, primarily reflecting the gain from the financial capacity swap. The Ravenswood generating plant experienced a decrease in net revenues of $1 million.

o The Energy Investments segment reported operating income of $6.7 million for the first half of 2006, compared to $11.9 million in 2005. This segment includes the Company's complementary assets in natural gas pipelines, storage and other energy related investments as well as our Seneca Upshur gas exploration and production operations. These results primarily reflect lower earnings from KeySpan's investment in the Iroquois gas pipeline system. In addition, 2005 results include the earnings from the Premier pipeline company which was sold in 2005.

o The Energy Services segment includes companies that provide energy related services to homes and businesses in the New York City and Boston metropolitan areas. This segment reported an operating profit of $1.6 million for the first half of 2006, as compared to a loss of $5.6 million incurred in the same period last year. This improved performance reflects higher gross profit and operating margins in the engineering division and residential equipment installation and service contract business.

Financial Update

Despite a rising interest rate environment, the Company was able to reduce interest expenses in the second quarter by $13.2 million to $59.4 compared to the same period last year. Part of this reduction was the result of a favorable tax resolution with New York City regarding income taxes relating to the Ravenswood generating facility. As a result of the settlement of this issue, KeySpan reversed a previously recorded $6 million interest reserve. The remaining benefit stems from the Company's reduction of debt outstanding. At the end of the second quarter of 2006, the Company's debt-to-total-capitalization improved to 47.3% from 50.7% at year end 2005, reflecting our continued strong financial position.

In addition, two issues were resolved with the IRS regarding tax returns from 1996 to 1999 for predecessor companies. As a result of this settlement and the settlement with New York City, KeySpan realized a tax benefit of $16 million in the second quarter.

The Company declared a quarterly common stock dividend of $0.465 per share, payable August 1, 2006, to shareholders of record as of July 12, 2006. This dividend payment reflects an annual increase of $0.04 per share over last year's dividend, and is the Company's 33rd consecutive period of paying a dividend as KeySpan, as the company continues to build upon its long-standing commitment of dividend payments to its shareholders. The annual dividend rate of $1.86 per share is supported by the Company's strong cash flows and provides a yield to shareholders of approximately 4.5%.

--------------------------------------------------------------------------------
Investors are invited to listen to the KeySpan Corporation 2006 2nd Quarter Earnings Conference Call on:

                   Thursday, August 3, 2006 at 10:30 AM (EST)
                   ------------------------------------------

Live Dial-In Number: 866-564-7444
International Dial-In Number: 719-234-0008

Replay  will begin two hours after the call ends until  8/7//06  Replay Dial In:
888-203-1112

International Replay: 719-457-0820
Conference ID:  5254836


Audio webcast available at http://investor.keyspanenergy.com

A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE:KSE) is the largest distributor of natural gas in the Northeast, operating regulated gas utilities in New York, Massachusetts, and New Hampshire that serve 2.6 million customers. These customer-focused businesses are complemented by a portfolio of service companies that offer energy-related products, services, and solutions to homes and businesses. KeySpan is also the largest electric generator in New York State, with approximately 6,650 megawatts of generating capacity that provides power to 1.1 million customers of the Long Island Power Authority (LIPA) on Long Island and supplies approximately 25 percent of New York City's capacity needs. KeySpan also operates LIPA's transmission and distribution system under contract to LIPA. In addition to these assets, KeySpan has strategic investments in pipeline transportation, distribution, storage, and production. KeySpan has headquarters in Brooklyn, New England, and Long Island. For more information, visit KeySpan's web site at www.keyspanenergy.com.

Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecasted or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of the carrying value of our investment in certain unregulated subsidiaries and natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.

                               KeySpan Corporation
                        Consolidated Statement of Income

---------------------------------------------------------------------------------------------------------------------------
                                                              Three Months Ended June 30,        Six Months Ended June 30,
(In Millions of Dollars, Except Per Share Amounts)                 2006            2005             2006            2005
---------------------------------------------------------------------------------------------------------------------------
Revenues
     Gas Distribution                                            $  873.2        $  821.1        $ 3,053.3       $ 2,846.5
     Electric Services                                              444.2           468.5            869.0           869.1
     Energy Services                                                 50.4            44.2             98.7            88.6
     Energy Investments                                               9.9             8.7             17.8            18.8
                                                          -----------------------------------------------------------------
Total Revenues                                                    1,377.7         1,342.5          4,038.8         3,823.0
                                                          -----------------------------------------------------------------
Operating Expenses
     Purchased gas for resale                                       539.8           501.6          2,051.2         1,810.5
     Fuel and purchased power                                       115.7           159.2            245.7           292.3
     Operations and maintenance                                     420.6           391.8            826.7           779.0
     Depreciation, depletion and amortization                       101.2            97.5            211.4           203.6
     Operating taxes                                                 95.8            94.0            214.0           205.8
                                                          -----------------------------------------------------------------
Total Operating Expenses                                          1,273.1         1,244.1          3,549.0         3,291.2
Income from equity investments                                        2.9             4.7              6.3            10.0
Sale of assets                                                          -             0.1              0.5             0.1
                                                          -----------------------------------------------------------------
Operating Income                                                    107.5           103.2            496.6           541.9
                                                          -----------------------------------------------------------------
Other Income and (Deductions)
     Interest charges                                               (59.4)          (72.6)          (125.6)         (132.7)
     Gain on sale of investments                                        -               -                -             4.1
     Cost of debt redemption                                            -               -                -           (20.9)
     Other                                                            6.2             4.1             17.6            13.2
                                                          -----------------------------------------------------------------
Total Other Income and (Deductions)                                 (53.2)          (68.5)          (108.0)         (136.3)
                                                          -----------------------------------------------------------------
Income Taxes
     Current                                                        (37.3)           16.0            122.2           144.8
     Deferred                                                        42.2            (0.2)             9.0             6.2
                                                          -----------------------------------------------------------------
Total Income Taxes                                                    4.9            15.8            131.2           151.0
                                                          -----------------------------------------------------------------
Earnings from continuing operations                                  49.4            18.9            257.4           254.6
Discontinued Operations
    Income (loss) from discontinued operations, net of tax              -            (1.9)               -            (4.1)
    Gain on disposal, net of tax                                        -             0.1                -             2.3
                                                          -----------------------------------------------------------------
Loss from discontinued operations                                       -            (1.8)               -            (1.8)
                                                          -----------------------------------------------------------------
Net Income                                                           49.4            17.1            257.4           252.8
Preferred stock dividend requirements                                   -             0.9                -             2.2
                                                          -----------------------------------------------------------------
Earnings for Common Stock                                        $   49.4        $   16.2        $   257.4       $   250.6
                                                          =================================================================
Basic Earnings Per Share:
  Continuing Operations,
         less preferred stock dividends                          $   0.28        $   0.11        $    1.47       $    1.52
  Discontinued Operations                                               -           (0.01)               -           (0.01)
                                                          -----------------------------------------------------------------
Basic Earnings Per Share                                         $   0.28        $   0.10        $    1.47       $    1.51
                                                          =================================================================
Diluted Earnings Per Share
  Continuing Operations,
         less preferred stock dividends                          $   0.28        $   0.10        $    1.46       $    1.52
  Discontinued Operations                                               -           (0.01)               -           (0.01)
                                                          -----------------------------------------------------------------
Diluted Earnings Per Share                                       $   0.28        $   0.09        $    1.46       $    1.51
                                                          =================================================================
Average Common Shares Outstanding (000)                           174,989         169,933          174,846         165,529
Average Common Shares Outstanding - Diluted (000)                 176,121         170,878          175,848         166,507
---------------------------------------------------------------------------------------------------------------------------

                                       13

                               Segment Information
                        Three Months Ended June 30, 2006
                            (In Millions of Dollars)

                                                                           Energy                  Total                   Total
                                                 Gas          Electric     Invest-    Energy     Operating    Reconci-    Consoli-
                                             Distribution     Services      ments     Services    Segments    liations    dation
                                           -----------------------------------------------------------------------------------------
 Unaffiliated Revenues                              873.2       444.2         9.9       50.4      1,377.7           -      1,377.7
 Intersegment Revenues                                  -           -         1.3        2.2          3.5        (3.5)           -
                                           -----------------------------------------------------------------------------------------
                                                    873.2       444.2        11.2       52.6      1,381.2        (3.5)     1,377.7
                                           -----------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                                      541.1           -           -          -        541.1        (1.3)       539.8

 Purchased Fuel                                         -       115.4         0.2          -        115.6         0.1        115.7

 Operations and Maintenance                         176.5       195.2         7.4       48.1        427.2        (6.6)       420.6

 Depreciation, Depletion and Amortization            69.1        25.1         1.8        2.0         98.0         3.2        101.2

 Operating Taxes                                     47.0        46.1         1.0        0.5         94.6         1.2         95.8

                                           -----------------------------------------------------------------------------------------
 Total  Operating Expenses                          833.7       381.8        10.4       50.6      1,276.5        (3.4)     1,273.1
                                           -----------------------------------------------------------------------------------------

 Income From Equity Investments                         -           -         2.9          -          2.9           -          2.9

                                           -----------------------------------------------------------------------------------------
 Operating Income                                    39.5        62.4         3.7        2.0        107.6        (0.1)       107.5
                                           =========================================================================================

                               Segment Information
                        Three Months Ended June 30, 2005
                            (In Millions of Dollars)

                                                                          Energy                    Total                   Total
                                                 Gas         Electric     Invest-       Energy    Operating     Reconci-    Consoli-
                                            Distribution     Services      ments       Services    Segments     liations    dation
                                           -----------------------------------------------------------------------------------------
 Unaffiliated Revenues                             821.1        468.5        8.7           44.2     1,342.5            -    1,342.5
 Intersegment Revenues                                 -            -          -            3.7         3.7         (3.7)       0.0
                                           -----------------------------------------------------------------------------------------
                                                   821.1        468.5        8.7           47.9     1,346.2         (3.7)   1,342.5
                                           -----------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                                     501.6            -          -              -       501.6            -      501.6

 Purchased Fuel                                        -        159.0        0.1              -       159.2            -      159.2

 Operations and Maintenance                        175.2        176.6        5.2           48.3       405.3        (13.5)     391.8

 Depreciation, Depletion and Amortization           67.1         23.1        1.8            2.0        94.1          3.4       97.5

 Operating Taxes                                    46.6         44.1        0.9            0.4        92.0          2.0       94.0

                                           -----------------------------------------------------------------------------------------
 Total  Operating Expenses                         790.6        402.8        8.1           50.7     1,252.2         (8.1)   1,244.1
                                           -----------------------------------------------------------------------------------------

 Income From Equity Investments                        -            -        4.7              -         4.7            -        4.7

 Gain (Loss) on Sale of Assets                         -            -        0.1              -         0.1            -        0.1

                                           -----------------------------------------------------------------------------------------
 Operating Income                                   30.4         65.7        5.5           (2.8)       98.8          4.4      103.2
                                           =========================================================================================

                               Segment Information
                         Six Months Ended June 30, 2006
                            (In Millions of Dollars)

                                                                           Energy                  Total                     Total
                                                   Gas         Electric    Invest-    Energy      Operating    Reconci-     Consoli-
                                              Distribution     Services     ments    Services     Segments     liations      dation
                                             ---------------------------------------------------------------------------------------
 Unaffiliated Revenues                            3,053.3        869.0       17.8       98.7      4,038.8           -       4,038.8
 Intersegment Revenues                                  -            -        2.6        4.7          7.3        (7.3)            -
                                             ---------------------------------------------------------------------------------------
                                                  3,053.3        869.0       20.4      103.4      4,046.1        (7.3)      4,038.8
                                             ---------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                                    2,053.7          0.1          -          -      2,053.8        (2.6)      2,051.2

 Purchased Fuel                                         -        245.4        0.2          -        245.6         0.1         245.7

 Operations and Maintenance                         366.9        350.5       14.0       96.9        828.3        (1.6)        826.7

 Depreciation, Depletion and Amortization           145.0         52.2        3.5        4.0        204.7         6.7         211.4

 Operating Taxes                                    111.8         93.5        2.5        0.9        208.7         5.3         214.0

                                             ---------------------------------------------------------------------------------------
 Total  Operating Expenses                        2,677.4        741.7       20.2      101.8      3,541.1         7.9       3,549.0
                                             ---------------------------------------------------------------------------------------

 Income From Equity Investments                         -            -        6.3          -          6.3           -           6.3

 Gain (Loss) on Sale of Assets                        0.1            -        0.2          -          0.3         0.2           0.5

                                             ---------------------------------------------------------------------------------------
 Operating Income                                   376.0        127.3        6.7        1.6        511.6       (15.0)        496.6
                                             =======================================================================================

                               Segment Information
                         Six Months Ended June 30, 2005
                            (In Millions of Dollars)

                                                                            Energy                  Total                    Total
                                                   Gas         Electric     Invest-    Energy     Operating     Reconci-    Consoli-
                                              Distribution     Services     ments      Services   Segments      liations    dation
                                            ----------------------------------------------------------------------------------------
 Unaffiliated Revenues                            2,846.5        869.1       18.8        88.6      3,823.0           -      3,823.0
 Intersegment Revenues                                  -          4.6          -         6.3         10.9       (10.9)           -
                                            ----------------------------------------------------------------------------------------
                                                  2,846.5        873.6       18.8        94.9      3,833.8       (10.9)     3,823.0
                                            ----------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                                    1,815.1            -          -           -      1,815.1        (4.6)     1,810.5

 Purchased Fuel                                         -        291.9        0.3           -        292.3         0.0        292.3

 Operations and Maintenance                         356.9        330.2       11.7        95.8        794.7       (15.7)       779.0

 Depreciation, Depletion and Amortization           143.9         46.0        3.2         3.9        196.9         6.7        203.6

 Operating Taxes                                    108.4         88.8        1.8         0.8        199.7         6.1        205.8

                                            ----------------------------------------------------------------------------------------
 Total  Operating Expenses                        2,424.2        756.9       17.0       100.5      3,298.6        (7.5)     3,291.2
                                            ----------------------------------------------------------------------------------------

 Income From Equity Investments                         -            -       10.0           -         10.0           -         10.0

 Gain (Loss) on Sale of Assets                          -            -        0.1           -          0.1           -          0.1

                                            ----------------------------------------------------------------------------------------
 Operating Income                                   422.3        116.7       11.9        (5.6)       545.4        (3.4)       541.9
                                            ========================================================================================